SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Generic Email Message For Plan Sponsors to Send

Your Fund Needs Your Vote!

If you receive a proxy ballot from your funds, please vote promptly.

You may have a fund in your [client: insert name of plan(s)] account that is holding a shareholder meeting and has requested your participation. The funds must have the votes of a majority of shareowners in order to conduct fund business at the shareholder meetings. Your vote is extremely important, no matter how large or small your holdings may be. Your prompt attention to this request will save the cost and inconvenience of further solicitations.

Thank you.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc. 82 Devonshire St., Boston, MA 02109

135772